SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 6, 2002


                               COMDIAL CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                      0-9023                94-2443673
  ------------------------------          -----------        ------------------
    (State or other jurisdiction           (Commission          (IRS Employer
     of incorporation)                     File Number)      Identification No.)

            106 Cattlemen Road
            Sarasota, Florida 34232                                   34232
        ---------------------------------------                     ---------
        (Address of principal executive offices)                    (Zip Code)

   Registrant's telephone number, including area code:          (941) 922-3800



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Item 5.  Other Events.

         As anticipated, on August 6, 2002, Comdial Corporation (the "Company") was advised that the Listing Qualifications Panel rendered its decision delisting the Company's securities from the Nasdaq Stock Market effective the opening of business on August 7, 2002. In rendering its decision, the Listing Qualifications Panel, while recognizing the particular facts and circumstances that necessitated the Company completing a bridge loan transaction without obtaining necessary shareholder approval, nevertheless found that The Nasdaq Marketplace Rules were enacted to enable a company to effect transactions without first obtaining shareholder approval so long as the company obtained permission from Nasdaq prior to the transaction and followed certain other Nasdaq guidelines, which the Company failed to do. The Listing Qualifications Panel was therefore unwilling to grant the Company a waiver of the shareholder approval requirement on a post-transaction basis and found that the fact that shareholder ratification for the transaction was in the process of being obtained was an insufficient remedy for the Company having not complied with The Nasdaq Corporate Governance Standards. The Company is considering a further appeal to The Nasdaq Listing and Hearing Review Council, and is pursuing having its common stock quoted on the OTC Bulletin Board.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits

                  Not applicable.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     COMDIAL CORPORATION


                                          By:  /s/ Paul K. Suijk
                                               --------------------------------
                                                   Paul K. Suijk
                                                   Senior Vice President
                                                   and Chief Financial Officer
Dated:  August 7, 2002